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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     Arnold F. Brookstone hereby constitutes and appoints Michael A. Snetzer and Bobby D. O'Brien, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities, to sign in his name and on his behalf the registration statement of Medite Corporation on Form S-1 (Registration No. 33-57891), and any and all amendments (including post-effective amendments) to such registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.



    /s/  ARNOLD F. BROOKSTONE               Director          April 5, 1995


      Arnold F. Brookstone                                         Date